UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
ARMADA HOFFLER PROPERTIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

Armada Hoffler Properties, Inc. (the “Company”) issued the following press release on May 20, 2020, which relates to the Company’s proxy statement, dated April 24, 2020 (the “Proxy Statement”), furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The purpose of this Notice is to announce a change in the date, time and location of the Annual Meeting to Friday, June 19, 2020, at 10:00 a.m. Eastern Time, in a virtual-only format.
This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 20, 2020.
This supplement should be read in conjunction with the Proxy Statement.

ARMADA HOFFLER ANNOUNCES CHANGES TO DATE, TIME AND FORMAT OF 2020 ANNUAL MEETING OF STOCKHOLDERS

VIRGINIA BEACH, VA, May 20, 2020 - Armada Hoffler Properties, Inc. (NYSE: AHH) (the “Company”) today announced that its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), previously scheduled for June 17, 2020, will now be held at 10:00 a.m. Eastern Time on June 19, 2020 in a virtual-only meeting format. This decision was made due to public health concerns related to the novel coronavirus (“COVID-19”) pandemic and in consideration of the health and well-being of stockholders and other meeting participants. There is no change to the items of business to be addressed at the Annual Meeting, which are described in the Company’s previously distributed proxy materials.

Stockholders at the close of business on April 15, 2020 who wish to participate in the Annual Meeting of Stockholders may attend by visiting the web portal located at www.virtualshareholdermeetings.com/AHH2020 and entering the control number found on the previously provided proxy card or voting instruction form.

Stockholders will not be able to attend the Annual Meeting in person. Whether or not stockholders plan to attend the virtual annual meeting, the Company urges stockholders to select one of the methods described in the proxy materials to vote prior to the meeting.
Although the Annual Meeting will be held in a virtual meeting format, the Company remains dedicated to stockholder engagement and intends to return to an in-person meeting format for future meetings.
About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. (NYSE: AHH) is a vertically-integrated, self-managed real estate investment trust (“REIT”) with four decades of experience developing, building, acquiring, and managing high-quality, institutional-grade office, retail, and multifamily properties located primarily in the Mid-Atlantic and Southeastern United States. In addition to developing and building properties for its own account, the Company also provides development and general contracting construction services to third-party clients. Founded in 1979 by Daniel A. Hoffler, the Company has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information, visit ArmadaHoffler.com.

Contact:

Michael P. O’Hara
Armada Hoffler Properties, Inc.
Chief Financial Officer, Treasurer, and Secretary
Email: MOHara@ArmadaHoffler.com
Phone: (757) 366-6684